Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street, Suite 1500 Dallas, Texas 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

October 13, 2022

GT Biopharma, Inc.
8000 Marina Blvd, Suite 100

Brisbane, CA 94005

RE: Registration Statement on Form S-3 for GT Biopharma, Inc.

Ladies and Gentlemen:

We have acted as counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) warrants for the purchase of Common Stock, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be name, to be sold separately or with Common Stock (the “Warrants” and, together with the Common Stock, the “Securities”) with a maximum aggregate value, determined cumulatively at the time of the offering and issuance of any Securities thereunder, of up to $150,000,000.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended and supplemented to date, (iii) the restated Bylaws of the Company, as amended to date, (iv) the corporate proceedings with respect to the filing of the Registration Statement and (v) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including any prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Common Stock to be issued pursuant to such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants, will be binding obligations of the Company and any Securities issuable upon exercise of such Offered Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable or binding obligations of the Company, as applicable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP